                                                                    EXHIBIT 4.19

























                           BUSINESS TRANSFER AGREEMENT

This BUSINESS TRANSFER AGREEMENT ("Agreement") dated 1st March 2002 is made by and between Satyam Computer Services Limited ("Purchaser") with its Registered Office at Mayfair Center, S.P. Road, Secunderabad - 500003 and Satyam Infoway Limited, with its Registered Office at Mayfair Center, S.P. Road, Secunderabad - 500003 ("Seller", which expression includes its Subsidiaries).

                                    Recitals

A. Seller is an internet service provider registered in India which is inter alia, engaged in offering software services/solutions to business to business (B2B), e-commerce and website development as more particularly defined in Appendix A ("Software Services Division Business").

B. Purchaser is a SEI CMM Level V company, having a wide repertoire of information technology services including but not limited to computer programming, software/development/ customization/ installation/ maintenance with expertise in provision of computer software, CAD/CAM/ CAE, supply chain management, ERP, e-commerce etc.

C. Seller is the subsidiary of Purchaser and as part of its restructuring process desires to dispose of its Software Services Division Business.

D. Purchaser desires to acquire from Seller and Seller desires to sell and transfer to the Purchaser, the Software Services Division Business as an undertaking, together with all specified tangible and intangible assets, liabilities and receivables relating thereto including licenses, contracts, personnel and other assets, together with Seller's intellectual property rights pertaining thereto on and subject to the terms and conditions contained in this Agreement.

NOW THEREFORE, in consideration of the recitals above, and the mutual covenants contained in this Agreement, and intending to be legally bound, Purchaser and Seller agree as follows:


                                    ARTICLE I

                               General Provisions

1.1 Definitions. Appendix A to this Agreement sets forth the definitions of certain terms used in this Agreement.

1.2 Other Definitions and Meanings; Interpretation. For purposes of this Agreement, the term "Party" means (except where the context otherwise requires) Purchaser or Seller; the term "Parties" means (except where the context otherwise requires) Purchaser and Seller together; the term "person" includes any natural person, firm, association, partnership, corporation, governmental agency, or other entity other than the parties; and the words "hereof", "herein", "hereby" and other words of similar import refer to this Agreement as a whole. The headings of the Articles and Sections of this Agreement have been included for convenience of reference only and shall not be deemed to affect the meaning of the operative provisions of this Agreement.

                                   ARTICLE II

                                Purchase and Sale

2.1 Transaction. On and subject to the terms and conditions of this Agreement, with effect from January 1, 2002 ("Transfer Date"), Seller sells, conveys, transfers, assigns, grants and delivers to the Purchaser and Purchaser purchases, acquires and receives from Seller all of the, Assets, Transferred Employees, Liabilities, Licenses, Contracts and Receivables, as defined in Definitions Schedule relating to the Software Services Division Business, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of every kind, nature or character;

2.2 Purchase Price. As sole and entire consideration for the purchase of the Assets, Liabilities, Licenses, Contracts and Receivable relating to the Software Services Division Business, Purchaser shall pay to the Seller a purchase price of INR 33,25,00,000/- (Indian Rupees Thirty Three Crores Twenty Five Lakhs only) (Rupee Equivalent of USD 6.9 million converted @ Rs.48.18 per USD) on and subject to the terms of Article III hereinbelow.

2.3 Assets. The term "Assets" means all tangible and intangible assets, properties, and rights used by the Seller to carry out the Software Services Division Business as specifically reflected in the list of Assets as set out in
Exhibit 1 hereto, Licences, Receivables and the Approval vide letter no.CHE.EC.EXD.IV/1255/03.03.1001/99-2000 dated 8th June 2000 from Reserve Bank of India for the Sellers' Australian Branch operations.


Seller shall deliver to the Purchaser such bills of sale, assignments, endorsements, and other recordable instruments of assignment, transfer, conveyance, in respect of the above Assets, in form and substance reasonably satisfactory to Purchaser and its counsel, as shall be effective to vest in the Purchaser all of the right, title and interest of Seller in and to the Assets free and clear of all Liens.

2.4 Liabilities. The term "Liabilities" means all liabilities and obligations of the Seller as of the Transfer Date arising out of the Software Services Division Business. Without limiting the generality of the foregoing, it is expressly understood that the Liabilities shall exclude the following liabilities and obligations;



(a) All liabilities and obligations incurred by the Seller in connection with the conduct of its businesses other than the Software Services Division Business;

(b) All liabilities as of Transfer Date, in excess of Rs.1,00,000/- (Rupees One Lakh only), reasonably known to the Seller and not disclosed to the Purchaser relating to the Software Services Division Business. However, it is clarified that any liability not known to Seller and discovered after Transfer Date by either party shall be borne by the Purchaser. The Seller warrants that all known liabilities as on the Transfer date have been disclosed to the Purchaser.



2.5 Contracts. The term "Contracts" means all contracts, agreements, sub-contracts, memoranda, letter-agreements and other agreements and obligations of a similar nature arising out of or pertaining to the Software Services Division Business and which are to be assigned to the Purchaser pursuant to this Agreement. Seller shall provide to the Purchaser, prior to the Transfer Date, a status report of all performed and pending obligations and under each such Contract.

2.6 Receivables: The term "Receivables" means all account Receivables which is outstanding for less than 181 days as of Transfer Date, associated with the Software Services Division Business.

                                   ARTICLE III

                                 Purchase Price

3.1 Purchase Price. For purposes hereof, the term "Purchase Price" means INR 33,25,00,000/- (Indian Rupees Thirty Three Crores Twenty Five Lakhs only) (Rupee Equivalent of USD 6.9 million converted @ Rs.48.18 per USD) minus the amount of the Adjustment mentioned in 3.3 below, which has been arrived at based on the valuation reports of Deloitte and Touche and Ernst and Young commissioned by respective Parties.

3.2 Payment Schedule. The Purchase Price shall be paid by way of Crossed Account Payee Cheques at Hyderabad, in favour of the Seller, immediately on execution of this agreement. The Seller shall upon execution of this agreement, prior to the payment, take all actions for completion of all transfer formalities i.e. (a) Transfer of control over Assets (b) Transfer of Employees (c) Transfer of Customers (d) Transfer of Suppliers.

3.3 Adjustment. The Purchase Price shall be adjusted by such amount of the Receivable that have been transferred to the Purchaser but are realized by the Seller and such amount of payables as are transferred to the Purchaser and paid by the Seller.

3.4 It is clearly understood between the Parties that any amounts collected by Seller on or after payment of full consideration, from the Receivables transferred, shall be promptly transferred by Seller in favour of Purchaser.

                                   ARTICLE IV

                                    Employees

4.1 Employees. On and from the Transfer Date, each employee of the Seller employed in the conduct of the Software Services Division Business ("Transferred Employees") shall cease to be an employee of the Seller and shall become an employee of the Purchaser. All such Employees shall on and from the Transfer Date, be deemed to be the employees of the Purchaser governed by and entitled to the policies, regulation, benefits, schemes of the Purchaser then prevailing.

4.2 Employees' Compensation. Seller will bear the entire cost and expense of all Employees' claims for compensation or benefits (excluding vacation pay entitlements) arising out employment and all taxes, levies and duties related to their employment, which is related to or arising out of employment of Employees on or before the Transfer Date.

4.3 Employees. The term 'Transferred Employee' shall mean a bona fide employee of the Seller who is employed in the Software Services Division.

4.4 Benefit Plans. Purchaser will not become a sponsor of any of the benefit plans of the Seller and no assets or liabilities of any such plan will be transferred to or assumed by Purchaser or any plan or trust maintained by Purchaser.

4.5 Indemnity. Seller shall indemnify, defend and hold harmless the Purchaser, its officers, directors, employees and agents from and against all claims, demands, actions, suits and proceedings (including attorney's fees) by the Employees in respect of any action or matter arising prior to December 31, 2001.





                                    ARTICLE V

                    Covenants, Representations and Warranties

5.1 Seller's General Covenants, Representations and Warranties. Seller hereby covenants, represents and warrants to Purchaser the following:

(a) Transfer of Licenses and Contracts. Seller shall undertake all actions to ensure assignment and/or transfer of all Contracts and Licenses in a speedy and effective manner to the Purchaser, such assignment to be effective from the Transfer Date. Such actions shall include but not be limited to discussions and negotiations with concerned customers or right holders, execution of all necessary deeds and documents and filing of all necessary forms, filings and undertakings with appropriate authorities.

(b) Organization and Existence. Seller is a company duly organized, validly existing, and in good standing under the laws of India and has all the requisite power and authority to own, operate and lease its properties and to carry on the Software Services Division Business as now conducted.

(c) Power and Authority. Seller has full power and authority under its Memorandum and Articles of Association to execute, deliver, and perform this Agreement.

(d) Authorization. The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate actions on part of the Seller.

(e) Binding Effect. This Agreement is a valid, binding, and legal obligation of Seller and all agreements, instruments and documents to be executed by Seller in connection with the transactions contemplated hereby will be legal, valid and binding obligations of Seller each enforceable against the Seller in accordance with their respective terms and Seller has not made any commitment, agreement or understanding verbally or in writing to any other party for the sale of the said Software Services Division Business.

(f) No Default. Neither the execution and delivery of this Agreement nor Seller's full performance of its obligations hereunder will violate or breach, or otherwise constitute or give rise to a Default under the terms or provisions of Seller's Memorandum and Articles of Association or of any material contract, commitment, or other obligation to which the Seller is a party or any statute, rule, regulation, judicial or governmental decree, order or judgment, to which the Seller is a party or to which Seller or the Assets are subject.

(g) Finders. Seller has not engaged and is not directly or indirectly obligated to any person acting as a broker, finder, financial advisor, or in any other similar capacity in connection with the transactions contemplated hereby.

(h) Ownership. Seller has sole and exclusive Ownership of all tangible Assets set out in Exhibit 1 and the tangible Assets are in reasonably good condition and repair, ordinary wear and tear excepted.

(i) Contracts. Each of the contracts, commitments, and other obligations being assigned by Seller to Purchaser is a valid, subsisting and binding obligation of Seller and the other party or parties thereto; and neither Seller nor any other party thereto is in default under any contract, commitment, or other obligation, which default is likely to have a material and adverse effect on the Software Services Division Business.

(j) Compliance with Laws. Seller is in full compliance with all statutes, ordinances, regulations, and other governmental requirements or judicial decree applicable to the conduct of the Software Services Division Business.

(k) Consent. No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal to which Seller or the Software Services Division Business is required for the execution, delivery or performance by Seller of this Agreement or any of the other agreements instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby.

(l) Title. Seller has good and marketable title to the Assets, free and clear of all Liens. Upon delivery by Seller to the Purchaser of the Assets, the Purchaser will acquire good and marketable title to the Assets free and clear of all Liens.

(m) Litigations. There are no pending or threatened actions, claims, litigations, suits, proceedings, inquiries, investigations instituted by or against the Seller by any employee, customer, creditor, governmental or judicial agency or any other third party which pertain to the Software Services Division Business or are likely to have an effect on the Software Services Division Business.

(n) Representations and Warranties True and Complete. All representations and warranties of Seller in this Agreement are true, accurate, and complete in all material respects as of the Transfer Date and as of the date hereof.

5.2 Purchaser's Representations and Warranties. Purchaser hereby represents and warrants to Seller the following:

(a) Organization and Existence. Purchaser is a company duly organized, validly existing, and in good standing under the laws of India.

(b) Power and Authority. Purchaser has full corporate power and authority under its Memorandum and Articles of Association and under the laws of India to execute, deliver and perform this Agreement.

(c) Authorization. The execution, delivery, and performance of this Agreement have been duly authorized by all requisite corporate actions on the part of Purchaser.

(d) Binding Effect. This Agreement is a valid, binding, and legal obligation of Purchaser and all agreements, instruments and documents to be executed by Purchaser in connection with the transactions contemplated hereby will be legal, valid and binding obligations of Purchaser each enforceable against Purchaser in accordance with their respective terms.

(e) No Default. Neither the execution and delivery of this Agreement nor Purchasers' full performance of its obligations hereunder will violate or breach, or otherwise constitute or give rise to a Default under, the terms or provisions of Memorandum and Articles of Association of Purchaser or of any material contract, commitment, or other obligation to which Purchaser is a party or any statute, rule, regulation, judicial or governmental decree, order or judgment, to which Purchaser is a party.

(f) Finders. Purchaser has not engaged and is not directly or indirectly obligated to any person acting as a broker, finder, financial advisor, or in any other similar capacity in connection with the transactions contemplated hereby.

(g) Consent. No consent, authorization, approval, order, license, certificate or permit or act of or from, or declaration or filing with, any foreign, federal, state, local or other governmental authority or regulatory body or any court or other tribunal to which the Purchaser is subject, is required for the execution, delivery or performance by Purchaser of this Agreement or any of the other agreements, instruments and documents being or to be executed and delivered hereunder or in connection herewith or for the consummation of the transactions contemplated hereby.

(h) Representations and Warranties - True and Complete. All representations and warranties of Purchaser in this Agreement are true, accurate, and complete in all material respects as of the date hereof.

5.3 Survival. The parties' respective covenants, representations, and warranties contained in this Agreement will survive the execution and delivery of this Agreement and performance by the Parties of their respective obligations hereunder.


                                   ARTICLE VI

                            Covenants of the Parties


6.1 Interim Conduct of the Software Services Division Business. Purchaser hereby covenants to Seller that, from the Transfer Date till the completion of receipt of all approvals and payment, Purchaser will conduct the Software Services Division Business only in the ordinary and usual course, and in Trust to the best interests of the Seller. All decisions having material effect on Software Services Division Business, shall be referred and approval taken from the Managing Director of the Purchaser before any action being taken by the Seller.

6.2 Further Actions. After the execution of this agreement, Seller will, execute and deliver to Purchaser (or cause to be executed and delivered to Purchaser), such additional instruments and Seller shall take such other and further actions as Purchaser may reasonably request and which are ordinarily provided by a seller, to more completely sell, transfer, and assign to Purchaser and vest in Purchaser Ownership to the Software Services Division Business. Each Party will bear its respective costs in respect of such further actions.

6.3 Records. Seller will handover to the Purchaser all the records of the Software Services Division Business.

                                   ARTICLE VII

                                   Conditions

7.1 Conditions to Purchaser's Obligations. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or before the execution of this
Agreement:

(a) The representations and warranties of Seller contained in this Agreement shall be true, accurate, and complete in all material respects as of the date hereof and as of the Transfer Date (as if such representations and warranties had been made as of the Transfer Date);

(b) Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or satisfied by Seller, and Seller shall have delivered to Purchaser all documents, certificates, and instruments required to be delivered by Seller under the terms of this Agreement; and,

(c) All corporate and other proceedings or actions to be taken by Seller in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be satisfactory in form and substance to Purchaser.


                                  ARTICLE VIII

                                 Indemnification

8.1 Indemnification of Purchaser. Seller will indemnify, defend, and hold Purchaser, its officers, directors, employees and agents harmless from and against any and all liabilities, damages, losses, suits, claims, costs, and expenses (including attorneys' fees) arising out of or resulting from (a) any misrepresentation or breach of warranty or covenant by Seller;or (b) nonperformance by Seller of any obligation to be performed on the part of Seller under this Agreement; or (c) any claim or injunction from third parties relating to hardware, software, service or maintenance agreements, or software or hardware licenses provided to Purchaser by Seller for the operation of the Software Services Division Business; or (d) any breach or non compliance with any statutes, Ordinances, regulations, and other governmental requirements or judicial decree by the Seller; or (e) any actions, claims, litigations, suits, proceedings, inquiries, investigations brought by any employee, customer, creditor, governmental or judicial agency or any other third party arising out of any acts or omissions of the Seller prior to the Transfer Date.

                                   ARTICLE IX

                                   Non Compete

9.1 Non Compete. In consideration for the purchase of Software Services Division Business, including the goodwill connected therewith, by the Purchaser, Seller agrees for a period of two years from the Transfer Date, not to directly or through an associate/Agent carry on or cause to carry on any business which is in competition with the Software Services Division Business.

                                    ARTICLE X

                                  Miscellaneous


10.1 Amendment. This Agreement may be amended only by written instrument executed by both Parties to this Agreement.

10.2 Waiver. Either Party may at any time waive compliance by the other Party with any covenants or conditions contained in this Agreement, but only by written instrument executed by the Party waiving such compliance. No such waiver, however, shall be deemed to constitute the waiver of any such covenant or condition in any other circumstance or the waiver of any other covenant or condition.

10.3 Cooperation. Purchaser and Seller will each cooperate with the other Party, at the other Party's request and expense, in furnishing information, testimony, and other assistance in connection with any actions, proceedings, arrangements, and disputes with other persons or governmental inquiries or investigations involving Seller's conduct of the Software Services Division Business or the transactions contemplated hereby.

10.4 Confidentiality. Each Party agrees to keep confidential all information and date pertaining to the other Party that is disclosed to it pursuant to or in connection with this Agreement, including the terms of this Agreement and agrees not to, disclose or furnish to, or use for the benefit of any person, firm, partnership or corporation such information without the prior written consent of the Party which owns such information or data.

10.5 Severability. If any provision of this Agreement shall finally be determined to be unlawful, then such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

10.6 Expenses. Each Party will bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

10.7 Transfer Taxes. Seller will bear all direct taxes which may result from the transfer of the Software Services Division Business from Seller to Purchaser, other than stamp duties, registration fees and indirect taxes, if any, which shall be borne by the Purchaser.

10.8 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission, or, if mailed, three (3) days after mailing registered or certified mail, return receipt requested with postage prepaid:


If to Purchaser, to:  Satyam Computer Services Limited
                      Mayfair Center
                      1-8-303/36, S P Road,
                      Secunderabad - 500003

                      Attention     : Mr. B. Rama Raju, Managing Director.
                      With copy to  : Mr. S. Radhakrishnan, Vice President
                                      --Legal.

If to Seller, to:     Satyam Infoway Limited,
                      2nd Floor, Tidel Park,
                      4, Canal Bank Road,
                      Taramani, Chennai -- 600 113

                      Attention: Mr. T R Santhanakrishnan. Chief Financial Officer.

Provided however, that if either Party shall have designated a different address by notice to the other given as provided above, then to the last address so designated.

10.9 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors of each of the Parties to this Agreement, but shall not be assignable by either Party without the prior written consent of the other.


10.10 No Third Parties. Neither this Agreement nor any provisions set forth herein is intended to, or shall, create any rights in or confer any benefits upon any person other than the Parties to this Agreement.


10.11 Governing Law. This Agreement will be governed by and construed in accordance with the laws of India. The Parties shall refer any disputes arising between them which relate to this Agreement or transactions contemplated hereby to arbitration to be conducted in accordance with the Arbitration and Conciliation Act, 1996. The venue of arbitration shall be Secunderabad. The courts of Secunderabad shall have jurisdiction over the Parties.

10.12 Press Releases. Each Party agrees not to issue press releases or public announcements concerning the terms of this Agreement without the prior written approval of the other Party. The existence and terms of this Agreement are confidential and shall not be disclosed to a third party by any Party other than through such agreed upon press release. However, this shall not restrict any statutory requirements under the Indian and US Law, including disclosure requirements of SEBI, SEC and Stock exchanges.

10.13 Counterparts. More than one counterpart of this Agreement may be executed by the Parties to this Agreement, and each fully executed counterpart shall be deemed an original without production of the others.

10.14 Complete Agreement. This Agreement sets forth the entire understanding of the Parties to this Agreement with respect to the subject matter hereof and supersedes all prior letters of intent, agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee, or representative of either Party relating thereto.

                                   ARTICLE XI

                                     Savings

11.1 Notwithstanding any other provision in this Agreement, the Parties hereto agree, that time is of essence to this Agreement. and the transaction envisaged under this agreement shall be completed on or before 31.03.2002.

11.2 Purchaser shall indemnify, defend, and hold the Seller, harmless from and against any and all liabilities, damages, losses, suits, claims, costs, and expenses (including attorneys') arising out of or resulting from any acts or omissions of the Purchaser in relation to the Software Services Division Business during such period when the Software Services Division Business is being held and conducted in trust for the Seller by the Purchaser.

IN WITNESS WHEREOF, Satyam Computer Services Limited and Satyam Infoway Limited have each caused this Agreement to be executed by their respective duly authorized officers and have caused their respective corporate seals to be affixed and attested, all as of the date first above written.

SATYAM COMPUTER SERVICES LIMITED




By:     B RAMA RAJU
[Title] MANAGING DIRECTOR


SATYAM INFOWAY LIMITED





By:     R RAMARAJ
[Title] MANAGING DIRECTOR & CEO


WITNESSES


1.





2.

                                                                      Appendix A

                               CERTAIN DEFINITIONS

The following terms have the meanings set forth below where used in the Agreement and identified with initial capital letters:


Assets                              As defined in Section 2.3 of the Agreement.

Adjustment                          As determined under Section 3.3 of the
                                    Agreement.

Contracts                           As defined in Section 2.5 of the Agreement

Liabilities                         As defined In Section 2.4 to the Agreement.

Receivables                         As defined in Section 2.6 to the Agreement

Transfer Date                       As defined in Section 2.1 of the Agreement.


Default An occurrence which constitutes a breach or default under a contract, order, or other commitment, after the expiration of any grace period provided without cure.

Lien Any encumbrance or lien, including, without limitation, any mortgage, judgment lien, material man's lien, mechanic's lien, security interest, encroachment, easement, or other restriction, in each case having a material adverse effect on the thing or right so encumbered.

Material Event                      Any event, condition, circumstance, or
                                    occurrence which has had a material and
                                    adverse effect on the Software Services
                                    Division Business or the properties, assets,
                                    liabilities, (fixed or otherwise) or
                                    condition (financial or otherwise) of the
                                    Software Services Division Business

Ownership                           Such ownership as confers upon the person
                                    having it good and marketable title to and
                                    control over the thing or right owned, free
                                    and clear of any and all Encumbrances.

Purchaser                           As defined in the Preamble of the Agreement

Purchase Price                      As defined in Section 3.1 of the Agreement.

Transferred Employees               As defined in Section 4.3 of the Agreement

Seller                              As defined in the Preamble to the Agreement

Software Services Division          Means the development, support and
Business                            maintenance of computer software utilized in
                                    the field of software services/solutions to
                                    business to business (B2B), e-commerce and
                                    website development.

                                                                       EXHIBIT 1

                                 LIST OF ASSETS

------------------------------------------------------------------------------------
   S. NO.         VENDOR                             DESCRIPTION

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
      1      Sterling Commerce        Purchase of Gentran Server for Unix
------------------------------------------------------------------------------------
      2      Sterling Commerce        Software for Australian Operations
------------------------------------------------------------------------------------
      3      Broadvision              Enterprise Platform
------------------------------------------------------------------------------------
      4      SSI Enterprise Support   Exchange Server 5.5- 5 Clients Cd-Media
------------------------------------------------------------------------------------
      5      Summit Infotech Ltd      Webtrend Enterprise Suite - V5.0
------------------------------------------------------------------------------------
      6      Rational Software Inc    Rational Rose 2001 Enterprise Edition Licence
                                      3121-08407
------------------------------------------------------------------------------------
      7      Tachyon Technologies     TVSC Software development
------------------------------------------------------------------------------------
      8      Tata Infotech Limited    Towards Weblogic-Seat-Devpt, Weblogic-Svr
------------------------------------------------------------------------------------
      9      Tachyon Technologies     TVSC Software development
------------------------------------------------------------------------------------
     10      Tachyon Technologies     TVSC Graphic Designing Charges
------------------------------------------------------------------------------------
     11      Tachyon Technologies     TVSC Software development
------------------------------------------------------------------------------------
     12      Tachyon Technologies     TVSC Software development
------------------------------------------------------------------------------------
     13      Rational Software Inc    Rational Rose Enterprise
------------------------------------------------------------------------------------
     14      Global Networking Inc    NET BUILDER VER 2.0
------------------------------------------------------------------------------------
     15      Netware Inc.             NET BUILDER VER 2.0
------------------------------------------------------------------------------------
     16      Open Market Inc          Live Commerce
------------------------------------------------------------------------------------
     17      Open Market Inc          Transact Software support fee
------------------------------------------------------------------------------------
     18      Folio                    Folio Software
------------------------------------------------------------------------------------
     19      Open Market Inc          Transact Software
------------------------------------------------------------------------------------
     20      Sterling Commerce        Technical Support fees
------------------------------------------------------------------------------------
     21      Sterling Commerce        X-25 Software
------------------------------------------------------------------------------------
     22      Remedy Corporation       Action Request System
------------------------------------------------------------------------------------
     23      Perfect
             Communications, S'pore   PINN fax software
------------------------------------------------------------------------------------
     24      Remedy Corporation       Action Request System
------------------------------------------------------------------------------------
     25      Open Market Inc          Gateway Transact Software
------------------------------------------------------------------------------------
     26      Tata Infotech Limited    Weblogic Development Seat
------------------------------------------------------------------------------------
     27      Tachyon Technologies     TVSC Software development
------------------------------------------------------------------------------------


LIST OF ASSETS AT AUSTRALIA

------------------------------------------------------------------------------------------------------------
    S NO.          ASSET              SUPPLIER NAME                           DESCRIPTION
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
     28      Computer Servers    Data #3                       Compaq Proliant 5500R Servers
------------------------------------------------------------------------------------------------------------
     29      Computer Servers    Data #3                       Compaq Proliant 1850R Server
------------------------------------------------------------------------------------------------------------
     30      Computer Servers    Data #3                       Compaq Deskpro EP
------------------------------------------------------------------------------------------------------------
     31      Computer            Data #3                       Compaq DLT 15 Cartridge backup
             Accessories
------------------------------------------------------------------------------------------------------------
     32      Networking Racks    Data #3                       Racks
------------------------------------------------------------------------------------------------------------
     33      Networking Racks    Data #3                       Racks
------------------------------------------------------------------------------------------------------------
     34      Network             Data #3                       Communication Equipments
             Equipments
------------------------------------------------------------------------------------------------------------
     35      Cabling             Data #3                       Cabling
------------------------------------------------------------------------------------------------------------
     36      Network             Data #3                       APC Matrix 5000
             Equipments
------------------------------------------------------------------------------------------------------------
     37      Software Licenses   Data #3                       Software License
------------------------------------------------------------------------------------------------------------
     38      Computer Laptops    Portable Computer Systems     SAT PRO 4280 500 MHZ
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
     39      Computer Laptops    Portable Computer Systems     SAT PRO 4280 500 MHZ
------------------------------------------------------------------------------------------------------------
     40      Computer Laptops    Portable Computer Systems     SAT PRO 4280 500 MHZ
------------------------------------------------------------------------------------------------------------
     41      Computer Desktops   Data #3                       Desktops
------------------------------------------------------------------------------------------------------------
     42      Computer Servers    DELL Computers                DELL Poweredge Server
------------------------------------------------------------------------------------------------------------
     43      Computer Desktops   Data #3                       Desktops
------------------------------------------------------------------------------------------------------------
     44      Office Furniture    Krost Business Furniture      Furniture & Fixtures
------------------------------------------------------------------------------------------------------------
     45      DG Set                                            DG Set
------------------------------------------------------------------------------------------------------------
     46      Office Equipment                                  Fax Machine
------------------------------------------------------------------------------------------------------------
     47      Computer            Harris Technology             I omega ZIP Drive
             Accessories
------------------------------------------------------------------------------------------------------------
     48      Computer            Harris Technology (Katrina    Hp Laser jet 3150 3 Nos
             Accessories         Samuel)
------------------------------------------------------------------------------------------------------------
     49      Computer            Portable Computer Systems     Addonics Pocket CD2000 PCMCIA PCD2000-PC @
             Accessories                                       $404,
------------------------------------------------------------------------------------------------------------
     50      Computer            IPEX ITG Pty. Ltd.            Cisco 24 PT 10/100 sw 2Mod SL EN ED @ $2730,
             Accessories                                       Freight &
------------------------------------------------------------------------------------------------------------
     51      Computer            Data 3                        TEC SONY DDS4 20/40GB 150M TAPES Qty.7 @ $70
             Accessories                                       each
------------------------------------------------------------------------------------------------------------
     52      Computer Laptops    Portable Computer Systems     Toshiba Portege 3440CT 3 Nos
------------------------------------------------------------------------------------------------------------
     53      Computer Laptops    Portable Computer Systems     Toshiba Portege 3480CT  PP348A-4PU82 @  $4450,
------------------------------------------------------------------------------------------------------------
     54      Computer Desktops   Dell Computer Pty. Ltd.       Speakers, PC Stereo, Modem, V.90/56K,
                                                               Fax/Data.,PCI, Aus,Telephone
------------------------------------------------------------------------------------------------------------
     55      Computer Desktops   Data 3                        VPN1 APPLIANCE INTERNET Qty.1 @ $6141,pc
                                                               delivery
------------------------------------------------------------------------------------------------------------
     56      Computer IPAQ       ECOM Computers                Compaq IPAQ Computer
------------------------------------------------------------------------------------------------------------
     57      Software            Data 3                        MS Project 2000 full product qty. 2 @ $749
                                                               each
------------------------------------------------------------------------------------------------------------
     58      Software            Data 3                        MS Office 2000 Professional qty 1 @ $1502
------------------------------------------------------------------------------------------------------------
     59      Software            IT Factory                    ITF Server license
------------------------------------------------------------------------------------------------------------
     60      Software            City Software                 MS OFFICE, Works Suite - 6 Nos each
------------------------------------------------------------------------------------------------------------
     61      Paper Shredder      Masterbind                    Paper Shredder
------------------------------------------------------------------------------------------------------------
     62      Office Equipment    TVSC                          TVSC Equipment
------------------------------------------------------------------------------------------------------------